EXCLUSIVE CABLE Development

                                       AND

                         PROGRAMMING SERVICES AGREEMENT
                         ------------------------------


     THIS EXCLUSIVE CABLE DEVELOPMENT & PROGRAMMING SERVICES AGREEMENT (the "Agreement"), is made and entered into as of the 25th day of September, 2000, by and between SUNCOAST AUTOMATION, a division of ProtoSource Corp, a California corporation, its successors and assigns ("SUNCOAST"), having its principal office at 150 N Dunbar Ave, Suite C, Oldsmar, Florida 34677, and Bluegreen Resorts Management, Inc. a Delaware corporation, or its designated assignee ("COMPANY"), having its principal office at 4960 Blue Lake Drive, Boca Raton, Florida, 33431.

                                    RECITALS
                                    --------

     A. SUNCOAST is in the business of providing cable television and Internet services.

     B. COMPANY, is the Management Company for Laurel Crest, Mountainloft, Shenandoah Crossing and Christmas Mountain Resorts.

     C. COMPANY desires to grant SUNCOAST the exclusive right to provide construction, maintenance, and programming Services (as defined herein) at Laurel Crest, Mountainloft, Shenandoah Crossings, and Christmas Mountain Resorts located in Pigeon Forge Tn., Gatlingburg, Tn., Gordonsville, Va., and Wisconsin Dells Wi., respectively, as shown in Exhibit "A", or any additional Resort Properties attached and initialed as a Exhibit, (hereinafter the "Project") and SUNCOAST has agreed to such services subject to the terms of this Agreement.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties herein covenant and agree as follows:

                                    Agreement
                                    ---------

     1. Recitals: The Recitals stated above are true and correct and are incorporated herein by reference.

     2. Installation of Cable System: Upon execution of this Agreement SUNCOAST agrees to install a "Cable System" (as defined below) at the Project, utilizing existing cabling, dishes, and/or electronics existing at the Project, if any, in a timely manner subject to the following:

          2.1 For purposes of this Agreement, the term "Cable System" shall be defined as Nineteen (19) basic cable TV channels which includes (2) community channels as shown in Exhibit "B", with a distribution system capable of One gigahertz Two way interaction. The term "Equipment" shall be defined as satellite dishes, head-end material and or equipment, distribution material and or equipment, and any other material and or equipment utilized by SUNCOAST to distribute programming to the Project. Cable System and or Equipment shall not include the headend computer equipment or proprietary software to make the system addressable and or interactive.

          2.2 The COMPANY agrees as follows:

               (a) COMPANY shall be required to provide SUNCOAST with reasonable space, power, air-conditioning at the Project for the installation of the Equipment, including indoor space of approximately 10 feet by 10 feet for the electronic equipment and outdoor space of approximately 30 feet by 30 feet for the satellite dish(s).

               (b) COMPANY shall provide SUNCOAST, to the extent COMPANY possesses such information, with such information, including maps, working drawings and other records, as are reasonably necessary to assist in the installation of the Cable System.

               (c) COMPANY shall provide to SUNCOAST, its successors and assigns, a right of ingress, egress and right of-way, across, through, in, on, and across exterior boundaries or any part of the Project as required by SUNCOAST, to the extent COMPANY has the rights to grant easements, for the installation and maintenance of the Cable System and the Equipment. These rights shall last for the term of this Agreement and shall survive termination of this Agreement for a period not to exceed Ninety (90) days, to enable SUNCOAST to remove its Equipment, as applicable.

               (d) SUNCOAST and COMPANY will cooperate in obtaining all governmental licenses and/or permits for the installation of the Cable System and buildings or towers for the Equipment.

               (e) COMPANY shall provide to SUNCOAST all protocols, information, and assistance necessary to complete an interface between SUNCOAST's Cable System and/or Equipment and the COMPANY's property management systems software in a timely manner.

          2.3 SUNCOAST agrees as follows:

               (a) SUNCOAST will be responsible, at SUNCOAST's expense, for purchasing and installing the necessary Equipment in order to complete the Cable System in the Project.

               (b) Following installation, SUNCOAST will provide COMPANY with an "as built" print of the Cable System for the Project and a list of the Equipment installed.

               (c) SUNCOAST agrees to pay for the development of the interface between SUNCOAST's Cable System and/or Equipment and COMPANY's property management system.

          2.4 Installation of the Cable System at the Project will begin upon a mutually agreed commencement date and SUNCOAST will use its best effort to complete the Project within One Hundred Twenty (120) days thereafter.

          2.5 During the entire term of this Agreement, including any renewals, the COMPANY agrees that it will not allow any modifications to the Cable System without written authorization from Suncoast in order to insure quality and consistency of the Cable System.

     3. Ownership of Equipment: During the Initial Programming Term (as defined herein), COMPANY and SUNCOAST agree that the Equipment is and shall remain the personal property of SUNCOAST and that none of the Equipment is or will become a fixture. At the expiration of the Initial Programming Term, the renewal of this agreement according to 5.5(b) shall act as the transfer of SUNCOAST's right, title and interest in the Equipment to the COMPANY.

     4. Maintenance of Cable System: During the term of this Agreement, including any renewals, the parties agree as follows:

          4.1 During the first Twelve (12) months immediately following the Programming Commencement Date, SUNCOAST agrees to perform all maintenance on the Cable System and Equipment at SUNCOAST's sole expense. Thereafter, SUNCOAST shall be compensated by the COMPANY at the rate of $49.00 per hour per person, including travel time, plus reasonable travel expenses and lodging for such Cable System maintenance. Under no circumstances shall the cost exceed Five Hundred Dollars ($500.00) per occurrence without prior authorization from COMPANY. To the extent possible, SUNCOAST will make every effort to utilized local technicians to perform these tasks in order to minimize travel and lodging costs.

          4.2 SUNCOAST will provide and pay for all replacement parts during the Initial Programming Term unless such parts are necessitated by reason of the gross negligence of the COMPANY, its employees, servants, agents, guests, or invitees, in which case, the COMPANY shall be responsible for such replacement parts. Following the Initial Programming Term, the COMPANY shall be responsible and shall pay for all replacement parts of the Cable System and Equipment.

     5. Programming Services and Fees: The COMPANY shall and does hereby grant to SUNCOAST the exclusive right, privilege, and license to provide Services (as defined below) in the Project and the individual units therein during the term of this Agreement, including any extensions, upon the following terms:

          5.1 Services. Upon sign off by resort manager for completion of the Cable System at the Project (hereinafter referred to as the "Programming Commencement Date"), SUNCOAST will provide to the Project, pursuant to FCC rules in effect or hereinafter modified, governing the resale of satellite and off-air television transmissions, except as indicated otherwise, the following:

               (a) Nineteen (19) basic cable TV channels ("Cable Services") to be determined by COMPANY and SUNCOAST. COMPANY may change the Cable Services upon Thirty (30) days prior written notice. There will be no charge for the first such change; however, future changes for the same Cable Services will require a Fifty ($50.00) Dollar fee per change. SUNCOAST reserves the right, at its discretion, to provide ad insertions on the Services, and to delete, add or substitute portions of the Services, but agrees to use its best efforts to maintain continuity of this programming or the equivalent thereof.

               (b) Tiered programming packages ("Tiered Packages") including but not limited to a group of channels in each separate package, internet access, and video on demand, will be provided to COMPANY Project guests on an individual basis at the guest's discretion and billed on a weekly basis using the COMPANY's billing system. SUNCOAST has the technology to pro-rate billing for shorter stays using the COMPANY's PMS and will do so.

               (c) As used in this Agreement, the term "Services" shall be defined to include Cable Services and Tiered Packages.

          5.2 Programming Fees. Beginning on the Programming Commencement Date, the COMPANY shall pay SUNCOAST the following fees for Services at the Project (the "Programming Fees"):

               (a) From the Programming Commencement Date at the Project and continuing for a term of Seven (7) years (the "Initial Programming Term"), the COMPANY shall pay SUNCOAST the following Programming Fees for the Services:

                    (i) For Cable Services, the sum of $22.52 per Unit (as defined herein) per month; and

                    (ii) For Tiered Packages, Internet Services, and Advertising Sales the COMPANY shall pay SUNCOAST Sixty-five (65%) percent of the gross billing price for each service which is ordered by a Project Guest or Advertising sold for viewing on the installed system. The pricing and content of each Tiered Package will be determined by SUNCOAST. COMPANY will be given the opportunity to review and approve all Advertising before it is aired.

               (b) Following the end of the Initial Programming Term and continuing throughout the remaining term of this Agreement, the COMPANY shall pay SUNCOAST the same Programming Fees as indicated in 5(a) above except for Cable Services which shall be reduced to $9.95 per Unit per month, plus any increases per Paragraph 5.2(c) below.

               (c) In addition to the Programming Fees price change as stated above, the Programming Fees for Cable Services may be increased at any time during the entire term of this Agreement in the event Cable Service programming costs provided to SUNCOAST by suppliers are increased. Such Programming Fees increase(s) will be limited to the increase charged SUNCOAST by its programming supplier. The COMPANY shall, within Thirty (30) days from notice by SUNCOAST of a Programming Fees increase, have the option of requesting cancellation or replacement of the specific service for which the rate increase applies by submitting written notification to SUNCOAST. Failure of COMPANY notifying SUNCOAST within the allotted time shall act as COMPANY's acceptance of the Programming Fees increase.

          5.3 Cable Service Units. Units shall mean the total number of keyed entry units, to include lockouts, which are wired for Cable Service distribution in each Resort (the "Units"), as shown on the attached Exhibit "A". Upon the Programming Commencement Date and during the term of this Agreement, the COMPANY shall submit to SUNCOAST all change(s) in the number of Units at least Sixty
(60) days prior to the activation of such additional Unit(s). SUNCOAST will accept facsimile with signature for such reporting purposes. Thereafter, the Programming Service Fees for Cable Services will be modified by the increased number of Units as of the activation date. COMPANY shall make available to SUNCOAST, at COMPANY's office during regular business hours, once each calendar year, on Five (5) days advance notice, its books and records regarding the number of Units for SUNCOAST's inspection and/or audit. COMPANY and SUNCOAST agree that under reporting of Units applicable to Services supplied herein shall constitute a material breach of this Agreement. Should any audit determine that such under Unit reporting has occurred by COMPANY to SUNCOAST, COMPANY agrees to indemnify SUNCOAST, to include but not be limited to, auditing fees, expenses, penalties, damages or back due programming fees assessed SUNCOAST by SUNCOAST's programming suppliers as a result of such under Unit reporting. If SUNCOAST loses it's rights to provide programming within the Project, due to under reporting by COMPANY to SUNCOAST, SUNCOAST may accelerate all monthly payments, less Nine (9) Dollars per Unit per month, remaining due under this Agreement which will then be immediately due and payable. SUNCOAST will provide COMPANY with up to 4 outlets, in common areas, in each resort in the Project, for Cable Services, at no charge to COMPANY.

          5.4 Billing & Payment for Programming Services. Each month during the term of Programming Services, SUNCOAST shall bill the COMPANY for the Project for Cable Services in advance for each month and for Tiered Services and Pay Per View in arrears for the immediately preceding month. Payment for all Services shall be due by the Fifteenth (15th) day of the month for which the billing applies, time being of the essence, and interest at the rate of 1.5% percent per month (18% per annum) will be added for late receipt of any payment. A service charge of Twenty-five ($25.00) Dollars will be assessed for any returned check, and a cashier's check will be required as future payment until credit has been re-established as determined by SUNCOAST. COMPANY shall pay SUNCOAST a late payment charge of Two (2%) percent for each and every payment(s) which is outstanding for a period of more than Twenty-five (25) days. Should COMPANY fail to make payment within Forty-five (45) days from the required billing due date, or fail to comply with applicable Federal, State, or Local Law governing the purchase of the Services, SUNCOAST may at its discretion terminate such Services. Upon such default by COMPANY, SUNCOAST shall be entitled to accelerate all monthly payments remaining due under this Agreement which will then be immediately due and payable. SUNCOAST will notify COMPANY by certified mail of COMPANIES Default within 25 days of such Default.

          5.5 Agreement Term.

               (a) Initial Term. The initial term of this Agreement shall commence on the Programming Commencement Date for the Project and shall continue thereafter for a period of Seven (7) years ("Initial Term").

               (b) Renewal Term. The term of this Agreement shall automatically renew for successive Five (5) year periods ("Renewal Term") upon approval of both parties in writing at the end of the Initial Term and each Renewal Term.

               (c) Notwithstanding the above, SUNCOAST may cancel this Agreement due to the occurrence of adverse circumstances that are beyond SUNCOAST's reasonable control, including, but not limited to, microwave interference or the institution of any governmental law, rule or regulation making it unreasonable for SUNCOAST to maintain the Services as agreed to.

          5.6 Compliance. Except as stated otherwise herein, SUNCOAST will be responsible for providing equipment and maintenance necessary for adequate reception for distribution of signal throughout the Agreement term. COMPANY shall not allow interference with the Equipment or the master antenna television system ("MATV") or allow the connection of any device to the Equipment or MATV which causes interference. COMPANY shall cooperate in preventing theft of the Services by third parties including residents.

          5.7 Program Advertising. COMPANY and SUNCOAST will jointly publish information about the Services available to Project guests with the costs of such advertising divided as mutually agreeable between the parties.

     6. Insurance: During the Initial Programming Term of this Agreement, SUNCOAST shall, at its sole cost and expense, carry insurance covering all of the Equipment involved in this Agreement, or any amendments thereto, against any loss by theft, fire or other hazard or perils ordinarily included under a standard extended coverage endorsement. Further, during the Initial Programming Term, SUNCOAST shall, at its sole cost and expense, carry insurance against liability for death or personal injury in an amount not less than a combined single limit of $500,000 for each occurrence and a $1,000,000 aggregate regarding the Cable System. Said insurance shall name COMPANY as an additional insured and COMPANY shall be provided with a copy of said insurance upon request. SUNCOAST, in no event, shall be liable for any uninsured damages or for the consequences of acts and events beyond its reasonable control concerning the Cable System or Equipment. These acts and events include, but are not limited to: a) acts of God or acts of the government of the United States: b) fires, floods, explosions, wind, storms, hurricanes, lightning or other catastrophes;
c) civil riot or disturbances; d) acts of persons other than SUNCOAST and SUNCOAST's agents.

     7. Representations and Warranties of COMPANY: As a material inducement to SUNCOAST to enter into this Agreement, without which inducement COMPANY acknowledges SUNCOAST would not enter into this Agreement, COMPANY represents and warrants to SUNCOAST as follows:

          7.1 That the COMPANY has full power and authority to make, enter into, deliver and perform pursuant to this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          7.2 That the COMPANY is a corporation, duly established, validly existing in good standing under the laws of the State of Delaware.

          7.3 That this Agreement and all exhibits are valid, binding and enforceable against the COMPANY in accordance with their respective terms and provisions.

          7.4 Other than this Agreement and the exiting agreement with the local cable company, COMPANY, to the best of COMPANY's knowledge, has not entered into, and shall not enter into, any other oral or written lease, license, contract or agreement regarding cable television, Intranet, and or Internet services other than dialup capability to the Units, at the Project, during the term of this Agreement.

          7.5 To the best of the COMPANY's knowledge, there is no outstanding license, contract, agreement, document, lease, notice, or any other instrument which in any way regulates or restricts the exclusive full right, power and authority of COMPANY to enter into and perform this Agreement. There is no restriction, covenant, zoning or other matter which would prohibit the installation, maintenance and operation of the contemplated cable television system at the Project.

     8. Indemnification: COMPANY and SUNCOAST each hereby agrees to indemnify and hold harmless the other party from any and all expenses, losses, damages or costs or every kind, character and nature whatsoever (including, without limitation, attorneys fees and expenses) which such party may suffer or incur based upon or arising out of the inaccuracy or breach of any of the representations and/or warranties contained herein or the acts or omissions of the indemnifying parties.

     9. Notice: All notices, requests, demands and other communications required or permitted to be given hereunder shall he in writing and shall be deemed to have been duly given if delivered personally or sent by a recognized overnight carrier or mailed by certified mail, return receipt requested, with postage prepaid, at the address set forth below:

SUNCOAST:       150 N Dunbar  Suite C
                Oldsmar,FL 34677
                Attention:  Mr. Kent P. Spears

COMPANY:        4960 Blue Lake Drive
                Boca Raton, Florida 33431
                Attention: Mr. Shawn W. Ericson


     10. Right to Cure: COMPANY shall not be in default of any non-monetary provision of this Agreement and SUNCOAST shall not pursue any remedy provided hereunder or permitted by applicable law unless SUNCOAST gives written notice to COMPANY specifically identifying the provision or provisions of this Agreement which COMPANY has failed to perform and COMPANY fails to cure such failure within Five (5) days of receipt of such notice, or, if such failure to perform is of the nature that it cannot be cured within Five (5) days, the COMPANY fails to commence cure of such failure to perform within Five (5) days of receipt of such notice and proceed diligently and continuously to complete curing such failure to perform.

     11. COMPANY Termination: SUNCOAST agrees that the COMPANY shall have the right at any time to terminate this Agreement, without prejudice to any other legal rights to which the COMPANY may be entitled, upon a material default by SUNCOAST in performance of any of the provisions of this Agreement subject to the COMPANY providing prior written notice to SUNCOAST specifically identifying the provision or provisions of this Agreement which SUNCOAST has Materially Defaulted and SUNCOAST failing to cure such Material Default within Five Days
(5) days of receipt of such notice, or, if such Material Default is of the nature that it cannot be cured within Five (5) days, SUNCOAST failing to commence cure of such Material Default within Five (5) days of receipt of such notice and proceeding diligently and continuously to complete curing of such Material Default. Other than acts of god, Material Default shall include a complete system outage for more than 36 continuous hours or 48 hours in any ten
(10) consecutive days.

     12. Confidentiality in Favor of SUNCOAST: COMPANY acknowledges that the concept including provisions, terms, and conditions as contained in this Agreement (the "Concept") is proprietary to SUNCOAST and has been developed by SUNCOAST at great expense, and over lengthy periods of time, is secret and confidential and is unique and constitutes the exclusive property of SUNCOAST and that any use of the Concept by COMPANY other than for the benefit of SUNCOAST would be wrongful and would cause irreparable injury to SUNCOAST.

Accordingly, except as required by law, COMPANY agrees that it shall not directly or indirectly, either during or subsequent to the termination of this Agreement, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation, or other entity, the Concept without the prior written consent of SUNCOAST, with the exception of responsible officers and employees of COMPANY and with the exception of information which legally and legitimately is or becomes known in the public domain through sources other than through COMPANY. COMPANY hereby acknowledges and agrees that in the event of any violation or threatened violation of this paragraph of the Agreement, SUNCOAST shall be authorized and entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits and benefits arising out of such violation plus reasonable attorneys' fees and costs, which right and remedies shall be cumulative and in addition to any other rights or remedies to which it may be entitled. Notwithstanding the above, the COMPANY agrees that SUNCOAST may identify the COMPANY in its presentations to others as a customer of SUNCOAST.

     13. Confidentiality in Favor of COMPANY: During the term of this Agreement, SUNCOAST may be entrusted with and may assimilate written and non-written information of a confidential nature relating to the business of the COMPANY, excluding information or materials publicly disclosed and a matter of common knowledge in the field of work of the COMPANY, hereinafter referred to as "Confidential Information". Accordingly, except as required by law, SUNCOAST agrees that it shall not, either during or subsequent to the termination of this Agreement, disclose to any person, corporation, or other entity, the Confidential Information without the prior written consent of COMPANY, with the exception of responsible officers and employees of SUNCOAST and with the exception of information which legally and legitimately is or becomes known in the public domain through sources other than through SUNCOAST. SUNCOAST hereby acknowledges and agrees that in the event of any violation or threatened violation of this paragraph of the Agreement, COMPANY shall be authorized and entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits and benefits arising out of such violation plus reasonable attorneys' fees and costs, which right and remedies shall be cumulative and in addition to any other rights or remedies to which it may be entitled.

     14. Miscellaneous:

          I. Attorney Fees and Costs. The parties agree that if any action at law or equity is required to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover all costs of collection, including without limitation, reasonable attorneys' fees and costs incurred in any litigation, mediation, arbitration, or administrative or bankruptcy proceedings, and any appeals therefrom, in addition to any other relief to which they may be entitled.

          B. Section and Other Headings. Section, paragraph and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

          C. Gender. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender and the singular shall include the plural wherever and as often as may be appropriate.

          D. Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision herein and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          E. Choice of Law. It is the intention of the parties that the law of the State of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          F. Entire Agreement. This Agreement, including attachments, constitutes the entire agreement between the parties and there are no agreements, understandings, restrictions, warranties, or representations, expressed or implied, oral or written between the parties other than those herein contained.

          G. Time of Essence. It is understood and agreed by the parties hereto that time shall be of the essence in this Agreement and such time shall be an essential part of this Agreement.

          H. Amendment. No amendment, waiver or modification of this Agreement, or any provisions of this Agreement, shall be valid unless in writing and duly executed by all parties.

          I. Counterpart execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          J. Parties and Interest. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by SUNCOAST, COMPANY, their heirs, legal representatives, successors, and assigns.

          K. Survival. The executory provisions of this Agreement and all representations and warranties shall survive the consummation of the transactions contemplated by this Agreement.

          L. No Partnership. Notwithstanding anything to the contrary contained herein, neither this Agreement nor the conduct of the parties hereto shall be deemed or construed to create a partnership or joint venture or other such business relationship between the parties.

          M. Facsimile. A facsimile copy of this Agreement, including any Exhibits and/or modifications to same, and any signatures thereon shall be considered for all purposes as an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year indicated immediately below their signatures.

"SUNCOAST"                               "COMPANY"
Suncoast Automation                      Bluegreen Resorts Management, Inc.



By: /s/ Mark G. Blanchard                By: /s/ Shawn W. Ericson
-------------------------------          ---------------------------------------
Mark G. Blanchard,                       Shawn W. Ericson
VP/GM                                    Senior VP

Date:                                    Date:
-------------------------------          ---------------------------------------

                                   Exhibit "A"



Laurel Crest             232 Units

Mountainloft             266 Units

Shenandoah Crossings     185 Units

Christmas Mountain       295 Units


Total Units =            978


Any and all expansion units built on these same property locations, or additional Resorts attached as an Exhibit, will be included in all provisions outlined within this contract.

                               AGREEMENT GUARANTY
                               ------------------


     Bluegreen Resorts Management, Inc. is the management company for Laurel Crest, Mountainloft, Shenandoah Crossings and Christmas Mountain Resorts. and does hereby jointly and severally give to SUNCOAST its continuing and unconditional guaranty of all the representations, covenants, warranties, and obligations of COMPANY as contained in the above EXCLUSIVE CABLE DEVELOPMENT & PROGRAMMING SERVICES AGREEMENT, to the same extent as if Bluegreen Resorts Management, Inc. were the COMPANY, and further waives any right to require suit against the COMPANY or any other party before SUNCOAST enforces this guaranty.


                                            Bluegreen Resorts Management, Inc.


                                            By:
                                            ------------------------------------
                                            Shawn W. Ericson


                                            Date: 9/25/00